                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14C Information

                        Information Statement Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934
                              (Amendment No. _____)

Check the appropriate box:

[X]   Preliminary Information Statement

[ ]   Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         WARP TECHNOLOGY HOLDINGS, INC.
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]    No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which the transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount previously paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

                         WARP TECHNOLOGY HOLDINGS, INC.
                               151 Railroad Avenue
                               Greenwich, CT 06830

             NOTICE OF ACTION BY THE WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

         On January 17, 2005, the board of directors of WARP Technology Holdings, Inc. (the "Company") unanimously approved the adoption of a proposed Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $.00001 per share (the "Common Stock"), of the Company from 5,000,000 shares to 150,000,000 shares, subject to approval by a majority of the Company's stockholders.

         On January 31, 2005, the holders of a majority of the outstanding shares of our Common Stock approved the Amendment to the Articles of Incorporation in writing.

         The authorization of the Amendment to the Articles of Incorporation by the board of directors and the stockholders shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The Amendment to the Articles of Incorporation has been approved by the written consent of a majority of our stockholders and there is no need for any action to be taken by you.

         Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 78.370 of the Nevada Revised Statutes, you are hereby being provided with notice of the approval by written consent of a majority of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are being furnished with an Information Statement relating to this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment to the Articles of Incorporation. I encourage you to read the Information Statement thoroughly.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

February ___, 2005                          Rodney A. Bienvenu, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

                  INFORMATION STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                  We Are Not Asking You for a Proxy and You Are
                        Requested Not To Send Us a Proxy

         This Information Statement is furnished by the board of directors of WARP Technology Holdings, Inc., a Nevada corporation ("Company"), to the holders of record at the close of business on January 31, 2005 (the "Record Date") of the Company's outstanding common stock, par value $0.00001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         The Company's board of directors have unanimously approved resolutions to increase the number of authorized shares of Common Stock, par value $.00001 per share, of the Company from 5,000,000 shares to 150,000,000 shares.

         The Company has received the consent of a majority of the outstanding shares of Common Stock of the Company for the foregoing actions. The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date that is at least twenty (20) days after the mailing of this Information Statement.

         This Information Statement will be sent on or about February ___, 2005 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 5,000,000 shares of Common Stock, par value $.00001 per share, of which 3,110,655 were issued and outstanding as of such Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock authorized by the Amendment to the Articles of Incorporation.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated January 31, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March ___, 2005.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada Revised Statutes.

                                 STOCK OWNERSHIP

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership (1) of the Company's common stock outstanding by (i) each person who is known to the Company to own 5% or more of its Common Stock, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o WARP Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, CT 06830. As of the Record Date, the Company had 3,110,655 shares of Common Stock issued and outstanding.

                                Common Stock (1)
                            ------------------------


                                                                                      Amount and
                                                                                      Nature of
     Name and Address of                                                              Beneficial           Percent
      Beneficial Owner                          Company Position                       Ownership           of Class
      ----------------                          ----------------                       ---------           --------
Rodney A. Bienvenu, Jr. (2)                 Director, Chairman, Chief                       764,589         19.73%
                                            Executive Officer

Gus Bottazzi (3)                            Director, President, Principal                    2,000              *
                                            Financial Officer

Ernest C. Mysogland (4)                     Executive Vice President, Chief                 764,589         19.73%
                                            Legal Officer and Secretary

Michael D. Liss (5)                         Chief Operating Officer                           9,048              *

All directors and executive officers as a                                                   775,637         20.08%
group (4 persons)

Malcolm Coster (6)                                                                           79,556          2.54%

Carnegie Entities (7)                                                                       225,222          6.81%


Mai N. Pogue (8)                                                                            382,839         12.12%

Pogue Management (9)                                                                        382,839         12.12%

Pogue Shareholders (10)                                                                     382,839         12.12%

Pogue Capital Intl. Ltd. (11)                                                                81,380          2.55%

MCP Global Corp. Ltd. (12)                                                                   81,380          2.55%

ISIS Capital Management, LLC (13)                                                           764,589         19.73%

ISIS Acquisition Partners II LLC (14)                                                       764,589         19.73%

Emma Teta  (15)                                                                             268,158          8.00%

Mirco Teta (16)                                                                             195,000          5.90%

----------

* Indicates less than one percent.

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Rodney A. Bienvenu, Jr. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC ("IAP II") or deemed to be held by ISIS Capital Management, LLC ("ISIS") as described in footnotes 13 and 14 below. Mr. Bienvenu is a managing member of ISIS. Mr. Bienvenu may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.

(3) Gus Bottazzi. Amount includes vested options to acquire 2,000 shares of common stock at an exercise price of $25.00 per share.

(4) Ernest C. Mysogland. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC ("IAP II") or deemed to be held by ISIS Capital Management, LLC ("ISIS") as described in footnotes 13 and 14 below. Mr. Mysogland is a managing member of ISIS. Mr. Mysogland may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.

(5) Michael D. Liss. Amount includes options to acquire 8,969 shares of common stock at an exercise price of $13.00 per share, such options having vested or which will vest with 60 days.

(6) Malcolm Coster is a citizen of the United Kingdom whose principle residential address is 46 Golf Side, Sutton, Surry, SM27EZ, UK. Amount includes warrants to acquire 20,000 shares of common stock, at an exercise price of $18.00 per share.

(7) Carnegie Entities. The "Carnegie Entities" are the Carnegie Fund, and the Carnegie Worldwide/Emerging Growth fund. The address for the Carnegie Entities is 5 Place de la Gare, PO Box 1141, L 1001, Luxembourg. Amount includes warrants to acquire 8,000 shares of Common Stock at an exercise price of $1.25 per share.

(8) Mai N. Pogue. Ms. Pogue, jointly with her husband, Gerald A. Pogue, owns 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share. In addition, the amount includes securities held by the Pogue Shareholders as described in footnote 9 and 10 below.

(9) Pogue Management. Pogue Capital Management, Inc. ("Pogue Management") directly holds warrants to acquire 630 shares of Common Stock at an exercise price of $1.25 per share. In addition, the amount includes securities held by the Pogue Shareholders as described in footnote 10 below. Pogue Management manages or advises the Pogue Shareholders. Mai N. Pogue is the President of Pogue Management. Pogue Management's address is 7851 Fisher Island Drive, Fisher Island, Florida, 33109. Due to Pogue Management's management of the Pogue Shareholders, Pogue Management and Mai N. Pogue may be deemed to have voting and investment power with respect to shares beneficially owned by the Pogue Shareholders. Pogue Management and Ms. Pogue disclaim beneficial ownership of such shares, except to the extent of their respective proportionate pecuniary interest therein.

(10) Pogue Shareholders. The "Pogue Shareholders" are defined as follows: (i) Mai N. and Gerald A. Pogue; (ii) Pogue Management; (iii) Pogue Capital Intl. Ltd.; (iv) MCP Global Corp. Ltd.; (v) Pam Investments; (vi) Pogue Capital FBO Susan Rho: (vii) OXA Trade and Finance, Inc.; (ix) Chahram Pahlavi; (x) Charles Kleinow; and (xi) Domencio Schinella. The amount includes amounts held by all the Pogue Shareholders, as follows: (i) the amounts held by Mai N. and Gerald A. Pogue as described in footnote 8 above; (ii) the amounts held by Pogue Management as described in footnote 9 above; (iii) the amounts held by Pogue Capital Intl. Ltd. as described in footnote 131 below; (iv) the amounts held by MCP Global Corp. Ltd. as described in footnote 12 below; (v) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share, held by Pam Investments; (vi) 8,260 shares of Common Stock, held by Pogue Capital FBO Susan Rho; (vii) 52,466 shares of Common Stock and warrants to acquire 100,000 shares of Common Stock, at an exercise price of $1.00 per share, held by OXA Trade and Finance, Inc. (ix) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share held by Chahram Pahlavi; (x) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share held by Charles Kleinow; and (xi) 25,140 shares of Common Stock, and warrants to acquire 700 shares of Common Stock at an exercise price of $1.25 per share held by Domencio Schinella.

(11) Pogue Capital Intl. Ltd. holds 75,120 shares of Common Stock, and warrants to acquire 6,260 shares of Common Stock at an exercise price of $1.25 per share.

(12) MCP Global Corp. Ltd. Holds 75,120 shares of Common Stock, and warrants to acquire 6,260 shares of Common Stock at an exercise price of $1.25 per share.

(13) ISIS Capital Management, LLC. The amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners, LLC as described in footnote 14 below. ISIS is the managing member of IAP II. ISIS may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and disclaims beneficial ownership of such shares, except to the extent of its respective proportionate pecuniary interest therein.

(14) ISIS Acquisition Partners, LLC ("IAP II") holds the following securities or rights to acquire securities: (i) 389,589 shares of Common Stock; and (ii) warrants to acquire 375,000 shares of Common stock, at an exercise price of $1.00 per share.

(15) Emma Teta. Mrs. Teta holds 118,158 shares of Common Stock and warrants to acquire 150,000 shares of Common Stock at an exercise price of $1.00 per share. Mrs. Teta's address is 35-01 92nd Street, Jackson Heights, NY 10570.

(16) Mirco Teta. Mr. Teta holds 65,000 shares of Common Stock, and warrants to acquire 130,000 shares of Common Stock, at an exercise price of $1.00 per share. Mr. Teta's address is 99 South Park Avenue #31, Rockville Centre, NY 11570.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Company's board of directors and a majority of the stockholders of the Company eligible to vote on the matter have approved an Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 5,000,000 to 150,000,000. On the Record Date, the Company had authorized capital stock of 5,000,000 shares of Common Stock and approximately 3,110,655 of those shares were issued and outstanding. The board of directors believes that the increase in authorized shares of Common Stock will give the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

Increase In Authorized Common Stock.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued and outstanding shares of Common Stock or the percentage ownership of that Common Stock by our current stockholders and the relative rights and limitations of the shares of Common Stock will remain unchanged under this proposal. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock by the Company will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and could have a dilutive effect on the earnings per share and book value per share of the Company.

         As of the Record Date, a total of 3,110,655 shares of the Company's currently authorized shares of Common Stock were issued and outstanding. Of the 5,000,000 shares of Common Stock currently authorized, 1,889,345 were authorized but unissued as of the Record Date. The increase in the number of authorized but unissued shares of Common Stock resulting from the Amendment to the Company's Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

            In addition, the increase in the number of authorized but unissued shares will allow the Company to reserve for issuance sufficient shares of Common Stock to be issued upon conversion or exercise of the securities sold by the Company pursuant to the Subscription Agreement, the Senior Note Agreement and the Subordinated Note Agreement, as such terms are defined below.

         As reported by the Company on its Current Report on Form 8-K filed February 4, 2005 (the "Current Report"), the Company entered into those certain Series C Subscription Agreements (collectively, the "Subscription Agreement"), as of January 31, 2005, by and between the Company and the Investors as identified therein (collectively, the "Investors"). Under the Subscription Agreement, the Company sold certain Series C Convertible Notes (the Series C Notes") which will be convertible into a new series of Preferred Stock, the "Series C Preferred Stock" with a par value of $.00001 per share, and Warrants to acquire Common Stock, par value $.00001 per share.

         Upon the effectiveness of the Amendment to the Articles of Incorporation, the Company will file a Certificate of Designations (the "Certificate"), designating the rights, preferences and other terms of the Series C Stock. Upon the effectiveness of the Certificate, all amounts due under the Series C Notes (principal and interest) will automatically convert into (i) such number of Shares of Series C Stock equal to the amount due under the Series C Note divided by $1.00 (the "Closing Price"), and (ii) Warrants (the "Warrants") to acquire the number of shares of Common Stock equal to the number of Shares of Series C Stock.

         In the event that the Series C Notes are not converted by the maturity date (which is 45 days after the issue date, which was January 31, 2005), the Company will be required to pay to the Investors on such Maturity Date a penalty in cash equal to ten percent (10%) of the principal amount of the Series C Notes.

         The Series C Stock will be convertible into Common Stock at a conversion price (the "Applicable Conversion Price") that will initially be equal to the Closing Price, subject to adjustment pursuant to the anti-dilution protections described below, and other terms set forth in the Certificate.

         The holders of shares of Series C Stock will be entitled to receive dividends, at a 6% annual rate, payable quarterly in arrears in cash or, subject to certain conditions described in the Certificate, in shares of Common Stock.

         Any unconverted and non-redeemed Shares of Series C Stock outstanding on the third anniversary of the initial issuance of the Series C Stock, will be redeemed on that date, in cash, at a price per share equal to the Series C Face Amount, plus all accrued but unpaid dividends thereon. The "Series C Face Amount" shall be that price per Share equal to the Closing Price per Share, subject to equitable adjustment for all stock splits, stock dividends, or similar events involving a change in the capital structure of the Company.

         Warrants for 100% of the number of shares of Common Stock that the stated value of Series C Stock would buy at the Closing Price will be issued to the Investors upon conversion of the Series C Notes. The Warrants shall have an exercise price of $1.25. The Warrants shall have a five-year term.

         The Amendment to the Articles of Incorporation will allow the Company to reserve sufficient shares of Common Stock for issuance upon conversion of the Series C Stock, and upon exercise of the Warrants.

         As further reported in the Current Report, the Company has entered into that certain Senior Note and Warrant Purchase Agreement (the "Senior Note Agreement"), as of January 31, 2005, by and among the Company and the Purchasers (the "Senior Noteholders") identified therein. Under the Senior Note Agreement, the Company sold Senior Secured Promissory Notes (the "Senior Notes") in the aggregate principal amount of $6,850,000.

         In addition to the Senior Notes, subject to the filing of the Amendment to the Articles of Incorporation, the Senior Noteholders received warrants to purchase shares of the Company's Common Stock (the "Senior Lender Warrants"). Upon the effectiveness of the filing of the Amendment, the Senior Lender Warrants will be for an aggregate of 2,670,000 shares of Common Stock. The Warrants will have a strike price of $1.25, and will have a five year term.

         The Amendment to the Articles of Incorporation will allow the Company to reserve sufficient shares of Common Stock for issuance upon exercise of the Senior Lender Warrants.

         As further reported in the Current Report, the Company has entered into that certain Subordinated Note and Warrant Purchase Agreement (the "Subordinated Note Agreement"), as of January 31, 2005, by and among the Company and the Purchasers (the "Subordinated Noteholders") identified therein. Under the Subordinated Note Agreement, the Company sold certain convertible Subordinated Secured Promissory Notes (the "Convertible Subordinated Notes") in the aggregate principal amount of $2,500,000.

         Subject to the effectiveness of the Amendment to the Articles of Incorporation, the Subordinated Noteholders have the right to convert all principal amounts due under the Convertible Subordinated Notes into such number of Shares of Common Stock equal to the principal amount due under the Convertible Subordinate Notes divided by $1.00.

         In addition to the Convertible Subordinated Notes, subject to the filing of the Amendment to the Articles of Incorporation, the Subordinated Noteholders will receive warrants to purchase shares of Warp common stock (the "Subordinated Lender Warrants"). Upon the effectiveness of the filing of the Amendment, the Subordinated Lender Warrants will be for an aggregate of 2,500,000 shares of Common Stock. The Warrants will have a strike price of $1.25, and will have a five year term.

         The Amendment to the Articles of Incorporation will allow the Company to reserve sufficient shares of Common Stock for issuance upon conversion of the Convertible Subordinated Notes, and upon exercise of the Subordinated Lender Warrants.

            The Company anticipates issuing additional shares of Common Stock, either through private or public sales or upon the conversion of as yet unissued convertible securities, to raise additional capital over the next twelve (12) month period if necessary to finance operational needs. The Company, however, has no current commitments, proposals or arrangements, written or otherwise, relating to the sale of additional shares of its Common Stock.

         The Company has no current plans or intent to issue additional shares of its Common Stock through stock splits or dividends, through present or future employee benefit programs or through other corporate programs.

         One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

         The Company has no anti-takeover provisions in its Articles of Incorporation, By-Laws or other corporate governance documents or in any of its other material agreements. The Company has no current plans or proposals to implement or adopt any anti-takeover provisions or enter into any agreements or arrangements that have anti-takeover consequences. However, the Company's management could use the additional shares of authorized capital stock to resist or frustrate a proposed third-party transaction that would give shareholders an above market premium for their shares even if that transaction were favored by a majority of the Company's independent shareholders.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains the periodic reports and other filings of companies that file electronically with the Commission and copies of the Company's filings can be reviewed and obtained at that web site.

         The following documents as filed with the Commission by the Company are incorporated herein by reference:

         (1) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2004, and December 31, 2004; and

         (2) Annual Report on Form 10-KSB for the fiscal year ended June 30,
2004.

         The Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2004 and quarterly report on Form 10-QSB for the quarter ended December 31, 2004 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Rodney A. Bienvenu, Jr., WARP Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, Connecticut 06830, telephone (203) 422-2950.

                                         By Order of the Board of Directors,


                                            /s/ Ernest C. Mysogland
                                            --------------------------
                                            Ernest C. Mysogland
                                            Executive Vice President,
                                            Chief Legal Officer and
                                            Secretary

Greenwich, Connecticut
February __, 2005

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         WARP TECHNOLOGY HOLDINGS, INC.

         WARP Technology Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous consent in lieu of a meeting, adopted the following resolution:

         "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOURTH of the Articles of Incorporation be amended as follows, and does hereby approve, adopt and confirm such amendment:

         Upon the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                   150,000,000
         Preferred                 $0.00001                    50,000,000
         Totals:                                              200,000,000

         Prior to the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation had authority to issue and the par value of each share of each class of stock were as follows:

         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                     5,000,000
         Preferred                 $0.00001                    50,000,000
         Totals:                                               55,000,000"

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ____ day of March 2005.

                                        By: /s/ Rodney A. Bienvenu, Jr.
                                                ---------------------------
                                        Name:   Rodney A. Bienvenu, Jr.
                                        Title:  Chief Executive Officer